EX-99.B-77Q1(g)

SUB-ITEM 77Q1(g): Merger or consolidation agreements.

IVY FUNDS

The Combined Prospectus and Proxy Statement dated February 20, 2014, was filed by Ivy Funds on behalf of its series Ivy Managed European/Pacific Fund and Ivy Managed International Opportunities Fund for the acquisition of the assets and liabilities of Ivy Managed European/Pacific Fund by and in exchange for the shares of Ivy Managed International Opportunities Fund, with the Securities and Exchange Commission by EDGAR on February 18, 2014 on form N-14/A under SEC Accession No. 0001193125-14-057398, and is incorporated by reference herein.

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The Combined Prospectus and Proxy Statement dated January 30, 2014, was filed by Ivy Funds on behalf of its series Ivy Asset Strategy New Opportunities Fund and Ivy Emerging Markets Equity Fund for the acquisition of the assets and liabilities of Ivy Asset Strategy New Opportunities Fund by and in exchange for the shares of Ivy Emerging Markets Equity Fund, with the Securities and Exchange Commission by EDGAR on January 30, 2014 on form N-14/A under SEC Accession No. 0001193125-14-028257, and is incorporated by reference herein.